Item 77C - DWS Municipal Income Trust

Registrant incorporates by reference to
Proxy Statement filed on April 13, 2006
(Accession No.
0000950137-06-004497).
The Annual Meeting of Shareholders of DWS
Municipal Income Trust (the "Fund") was
held on
May 25, 2006. The following matter was
voted upon by the shareholders of said
fund (the
resulting votes are presented below).
I.	To elect nine Trustees to the Board
of the Fund, with seven Trustees to be
elected by the
holders of Preferred and Common Shares
voting together and two Trustees to be
elected by
holders of the Preferred Shares only.


Number of Votes:

For
Withheld
John W. Ballantine
30,620,871
954,531
Donald L. Dunaway
30,564,080
1,011,321
James R. Edgar
30,587,117
988,285
Paul K. Freeman
30,623,028
952,373
Robert B. Hoffman
30,581,855
993,547
William McClayton
30,622,573
952,829
Shirley D. Peterson
30,593,608
981,794
Alex Schwarzer*
44,434
0
Robert H. Wadsworth*
44,434
0


* Elected by preferred shareholders.

C:\Documents and Settings\e457772\Local
Settings\Temporary Internet
Files\OLKD\Exhibit 77C - DWS Municipal
Income Trust.doc